Exhibit 3.167
INFOHIGHWAY OF VIRGINIA, INC.
BYLAWS
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ARTICLE I
OFFICES
     1. Principal Office. The principal office of the corporation shall be at a place as the Board of Directors may from time to time determine or the business of the Corporation may require, but the corporation may conduct its business or open branch offices within or outside the Commonwealth of Virginia as the Board of Directors deems advisable.
ARTICLE II
SHAREHOLDERS
     2. Place of Meeting. Meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or outside the Commonwealth of Virginia, as may be designated by the Board of Directors and set forth in the notice of the meeting.
     3. Annual Meeting. An annual meeting of the shareholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held either within or without the Commonwealth of Virginia at such time and date as shall be designated by the Board of Directors and stated in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of shareholders.
     4. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, if any, the President, the Secretary or, if the corporation has thirty-five or fewer shareholders, if the holders of at least twenty percent (20%) of all votes entitled to be cast on any issue proposed to be considered at the meeting sign, date and deliver to the corporation’s Secretary one or more written demands for such a meeting describing the purpose or purposes for which the meeting is to be held.
     5. Action without Meeting.
          (a) Action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action.
          (b) Pursuant to Virginia Code §13.1-657.A.2, as amended, the shareholders of the corporation may act without a meeting and without prior notice if the holders of common stock, or any class thereof possessing voting power sufficient to authorize or take particular action at a meeting of the shareholders, execute and deliver to the Corporation one or more written consents specifying the action taken.
          (c) Any action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records. Any action taken by unanimous written consent shall be effective according to its terms when all consents are in possession of the corporation. A shareholder may withdraw his consent only by delivering a written notice of withdrawal to the corporation prior to the time that all consents are in the possession of the corporation. Action taken under this Section is effective as of the date specified in the consent provided the consent states the date of execution by each shareholder. Such consent has the effect of a unanimous vote of shareholders and may be described as such in any document filed with the Virginia State Corporation Commission pursuant to the Virginia Stock Corporation Act (the “Act”).
     6. Notice of Meeting. The corporation shall notify shareholders of the date, time and place of each annual and special shareholders’ meeting. Such notice shall be given no less than ten (10) nor more than sixty (60) days before the meeting date except that notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets of the corporation, otherwise than in the usual and regular course of business, or the dissolution of the corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the meeting date, which notice shall be accompanied by a copy of the proposed amendment, plan of merger, share exchange or dissolution or agreement pursuant to which the proposed sale will be effected. Unless the Act or the Articles of Incorporation require otherwise, the corporation is required to give notice only to shareholders entitled to vote at the meeting and notice of an annual meeting need not state the purpose or purposes for which the meeting is called. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.
     If an annual or special meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment.
     7. Waiver of Notice. A shareholder may waive any notice required by the Act, the Articles of Incorporation or these bylaws before or after the date and time of the meeting, that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate records.
     A shareholder’s attendance at a meeting:
          (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

          (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
ARTICLE III
DIRECTORS
     8. Number and Election. The Board of Directors shall consist of a minimum of one (1) person, and, except for the initial directors who will have been named in the Articles of Incorporation or elected at the organizational meeting of the incorporator, shall be elected at each annual meeting of the shareholders, unless the directors’ terms are staggered, or at any special meeting of the shareholders called for such purpose. The number of directors may be increased or decreased from time to time by amendment to these bylaws, unless the Articles of Incorporation provide that a change in the number of directors shall be made only by amendment of the Articles of Incorporation.
     The shareholders may adopt a bylaw fixing the number of directors and may direct that such bylaws not be amended by the Board of Directors. If a bylaw states a fixed number of directors and the Board of Directors has the right to amend the bylaw, it may by amendment to the bylaw increase or decrease by thirty percent (30%) or less the number of directors last elected by the shareholders, but only the shareholders may increase or decrease the number by more than thirty percent (30%).
     No individual shall be named or elected as a director without his prior consent,
     9. Terms of Office. The terms of the initial directors of the corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected by the Board of Directors to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Despite the expiration of a director’s term, he continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.
     10. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date, provided, however, the successor may not take office until the effective date.
     11. Removal. The shareholders may remove one (1) or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only with cause. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.
     12. Vacancy. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:
          (1) the shareholders may fill the vacancy;
          (2) the Board of Directors may fill the vacancy; or
          (3) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office.
     13. Compensation. Directors shall not receive a stated salary for their services, but directors may be paid a fixed sum and expenses for attendance at any regular or special meeting of the Board of Directors or any meeting of any committee. A director may serve or be employed by the corporation in any other capacity and receive compensation therefor.
     14. Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, in or out of the Commonwealth of Virginia, as the Board of Directors may designate from time to time. A regular meeting of the Board of Directors shall be held immediately after the annual meeting of the shareholders. Special meetings may be called by the Board of Directors, the President or the Secretary by giving reasonable notice of the time and place thereof.
     Unless the Articles of Incorporation provide otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     15. Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, reflecting the action taken, and included in the minutes or filed with the corporate records.
     Action taken under this Section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution by each director. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

     16. Notice of Meetings. Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. Special meetings of the Board of Directors may be called by resolution of the Board of Directors or any director by giving reasonable notice of the time and place thereof. The notice need not describe the purpose of the special meeting.
     17. Waiver of Notice. A director may waive any notice required by the Act, the Articles of Incorporation or these bylaws before or after the date and time stated in the notice, and such waiver shall be equivalent to such notice having been given. Except as provided in the following paragraph, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.
     A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     18. Quorum and Voting. Unless the Articles of Incorporation require a greater number for the transaction of all business or any particular business, a quorum of the Board of Directors consists of:
          (1) a majority of the fixed number of directors if the corporation has a fixed board size; or
          (2) a majority of the number of directors prescribed, or, if no number is prescribed, the number in office immediately before the meeting begins if the corporation has a variable range for the size of the board.
     If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
          (1) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting; or
          (2) he votes against, or abstains from, the action taken.
     Whenever the Act requires the Board of Directors to recommend or approve any proposed corporate act, such recommendation or approval shall not be required if the proposed corporate act is adopted by the unanimous consent of shareholders.

     19. General Standards of Conduct. A director shall discharge his duties as a director, including his duties as a member of a committee, in accordance with his good faith business judgment of the best interests of the corporation. Unless he has knowledge or information concerning the matter in question that makes reliance unwarranted, a director is entitled to rely on information, reports or statements, including financial statements and other financial data, if prepared or presented by:
          (1) one or more officers or employees of the corporation whom the director believes, in good faith, to be reliable and competent in the matters presented;
          (2) legal counsel, public accountants, or other persons as to matters the director believes, in good faith, are within the person’s professional or expert competence; or
          (3) a committee of the Board of Directors of which he is not a member if the director believes, in good faith, that the committee merits confidence.
     20. Director Conflict of Interests. A conflict of interests transaction is a transaction with the corporation in which a director or the corporation has a direct or indirect personal interest. A conflict of interests transaction shall not be voidable by the corporation solely because of the director’s interest in the transaction if any one of the following is true:
          (1) the material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or ratified the transaction;
          (2) the material facts of the transaction and the director’s interest were disclosed to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or
          (3) the transaction was fair to the corporation.
ARTICLE IV
OFFICERS
     21. Officers. The officers of the corporation shall be a President, Vice President, Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors at its regular meeting following the annual meeting of the shareholders. The Board of Directors may appoint such other officers and assistant officers and fill any vacancy at any regular or special meeting of the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers as may be authorized by these bylaws or the Board of Directors.The same individual may simultaneously hold more than one office. Each officer shall be appointed to hold office until the next succeeding regular meeting of the Board of Directors following the annual meeting of the shareholders, or for such longer or shorter terms as the Board of Directors may specify, and until his successor shall have been elected or such earlier time as he shall resign, die or be removed. Each officer shall have the authority and perform the duties set forth in these bylaws or, to the extent consistent with these bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.
     22. President. The President shall preside at all meeting of the Board of Directors and shareholders; shall have power to call special meetings of the shareholders and directors for any purpose; may hire, appoint and discharge; subject to the approval of the Board of Directors, employees and agents of the corporation and fix their compensation; may make and sign deeds, leases, contracts and agreements in the name and on behalf of the corporation; shall have power to carry into effect all directions of the Board of Directors; and shall have general supervision of the business of the corporation, except as may be limited by the Board of Directors, the Articles of Incorporation or these bylaws.
     23. Vice President. There may be one or more Vice President who shall exercise all of the functions of the President during the absence or incapacity of the latter and such other duties as may be assigned from time to time by the Board of Directors.
     24. Secretary. The Secretary shall be the ex-officio clerk of the Board of Directors, shall have the power to call special meetings of the shareholders and directors for any purpose and shall give, or cause to be given, notices of all meetings of shareholders and directors, and all other notices required by these bylaws or by law. The Secretary shall record the proceedings of the meetings of the shareholders and directors in a book kept for that purpose and shall keep the seal of the corporation and attach it to all documents requiring such impression unless some other officer is designated to do so by the Board of Directors. The Secretary shall have responsibility for authenticating records of the corporation and shall perform such duties as may be assigned from time to time by the Board of Directors.
     25. Treasurer. There may be a Treasurer who shall keep or cause to be kept full and accurate books of account, render a financial statement showing all transactions of the Corporation and the financial condition of the corporation as may be required by the Board of Directors or the President and perform such other duties as may be assigned from time to time by the Board of Directors.
     26. Other Officers. There my be one or more Assistant Vice Presidents or Assistant Treasurers and other officers and assistant officers who shall perform such duties as may be assigned from time to time by the Board of Directors.
     27. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors unless otherwise delegated to the President by the Board of Directors.
     28. Resignation and Removal. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, it may fill the pending vacancy before the effective date if the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.
ARTICLE V
CERTIFICATES OF STOCK
     29. Form and Content. Each stock certificate shall state on its face the name of the corporation and that it is organized under the laws of Commonwealth of Virginia, the name of the person to whom issued and the number of shares and class of stock the certificate represents. Each stock certificate shall be signed by the President and the Secretary or an Assistant Secretary and shall bear the corporate seal or its facsimile. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other the corporation or an employee of the corporation.
     30. Lost Certificates. The Board of Directors may direct new certificates to be issued in place of any lost or destroyed certificate or certificates previously issued by the corporation if the person or persons who claim the certificate or certificates make an affidavit stating that the certificates of stock have been lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or the legal representative, to give the corporation a bond or other form of indemnification, in such sum, and with or without surety, as the Board of Directors may direct, to indemnify the corporation against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or destroyed.
     31. Transfer of Stock. Upon Surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
     32. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge that the fiduciary is committing a breach of obligation as fiduciary in making the transfer, or unless done with actual knowledge of such facts that the corporation’s action in registering the transfer amounts to bad faith.
ARTICLE VI
RECORDS AND REPORTS
     33. Corporate Records. The corporation shall keep as permanent records its Articles of Incorporation or restated Articles of Incorporation and all amendments thereto and bylaws or restated bylaws and all amendments thereto currently in effect, all written communications to shareholders generally, annual reports filed with the Virginia State Corporation Commission, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain the names and business addresses of its officers and directors and a record of its shareholders, in alphabetical order showing the number of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
     34. Inspection of Records by Shareholders. Subject to the requirements of subsection C of § 13.1-772 of the Code of Virginia (1950), as amended (the “Code”), a shareholder of the corporation or his agent or attorney is entitled to inspect and copy, during regular business hours at the corporation’s principal office, any of the records of the corporation described in subsection E of § 13.1-770 of the Code if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy.
     A shareholder of the corporation or his agent or attorney is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the records of the corporation described in subsection C of § 13.1-771 of the Code if the shareholder meets the requirements set forth in subsection C of § 13.1-771 of the Code and gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy such records.
     35. Financial Statements for Shareholders. If requested in writing by any shareholder, the corporation shall furnish the shareholder with the financial statements for the most recent fiscal year, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders’ equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.
     If the annual financial statements are reported upon by a public accountant, his report must accompany them. If the annual financial statements are not reported upon by a public accountant, the president or the person responsible for the corporation’s accounting records shall provide the shareholders with a statement of the basis of accounting used in preparation of the annual financial statements and a description of any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.
ARTICLE VII
MISCELLANEOUS

     36. Registered Office and Agent. The corporation shall at all times have a registered office and a registered agent.
     37. Amendment of Bylaws. The corporation’s Board of Directors may amend or repeal the corporation’s bylaws except to the extent that:
          (1) the Article of Incorporation or the Act reserve this power exclusively to the shareholders;
          (2) the shareholders in adopting or amending particular bylaws provide expressly that the Board of Directors may not amend or repeal that bylaw;
          (3) a corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws also may be amended or repealed by its Board of Directors.
     38. General. Any matters not specifically covered by these bylaws shall be governed by the applicable provisions of the Code in force at the time.